Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File
Nos. 333-53116, 333-83955 and 033-62355), Form S-4
(File No. 333-45654) and Form S-3 (File
Nos. 333-83879 and 333-04673) of Key Production
Company, Inc. of our report dated February 17, 2000 relating to the financial statements of Columbus
Energy Corp., which is included in this Form 8-K.




PricewaterhouseCoopers LLP

Denver, Colorado
January 8, 2001